EXHIBIT 3.1

              CERTIFICATE OF FORMATION OF ICON INCOME FUND TEN, LLC
                                   FILED WITH
               THE DELAWARE SECRETARY OF STATE ON JANUARY 2, 2003

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                            CERTIFICATE OF FORMATION
                                       OF
                            ICON INCOME FUND TEN, LLC

FIRST:   The name of the limited liability company is ICON INCOME FUND TEN, LLC.

SECOND: The address of its registered agent in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle 19808. The registered agent in charge thereof is Corporation Service Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27th day of December, 2002.


                                        /s/ Paul B. Weiss
                                        ----------------------------------------
                                        PAUL B. WEISS
                                        Authorized Person